UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 18, 2014, The Bank of New York Mellon, not in its individual capacity, but solely as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”) and World Gold Trust Services, LLC, as the sponsor (the “Sponsor”) executed Amendment No. 3 (the “Amendment”), to the SPDR® Gold Trust Participant Agreements (the “Participants Agreements,” and each a “Participant Agreement”) among the Trustee, the Sponsor and the authorized participants of the Trust set forth on Schedule A to the Amendment.

The Amendment, among other things, provides that Creation Baskets will only be issued and delivered by the Trustee after the Creation Basket Gold Deposit Amount received by the Trust from an Authorized Participant has been transferred by the Custodian from the Trust Unallocated Account to the Trust Allocated Account.

The Amendment will be effective as of August 1, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

4.2.3	Amendment No. 3 to SPDR® Gold Trust Participant Agreements between The Bank of New York Mellon, the trustee of the Trust, and World Gold Trust Services, LLC, the sponsor of the Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2014	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ John Adrian Pound
	Name:	John Adrian Pound
	Title:	Chief Financial Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description

4.2.3	Amendment No. 3 to SPDR® Gold Trust Participant Agreements between The Bank of New York Mellon, the trustee of the Trust, and World Gold Trust Services, LLC, the sponsor of the Trust.